Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Biodel Inc.
Danbury, Connecticut

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-153167) and the Registration Statement on Form S-8 (File No. 333-144407) of our reports dated November 26, 2008, relating to the financial statements and effectiveness of Biodel Inc.’s internal control over financial reporting which appear in the Company’s Form 10-K for the year ended September 30, 2008.

/s/ BDO Seidman, LLP

New York, New York
December 11, 2008